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                                                                   EXHIBIT 10.23

                                 AQUANTIVE, INC.
                 RESTATED 1999 STOCK INCENTIVE COMPENSATION PLAN
                   NONQUALIFIED STOCK OPTION LETTER AGREEMENT

TO: _____________

We are pleased to inform you that you have been selected by the Company to receive a stock option (the "Option") to purchase shares (the "Option Shares") of the Company's Common Stock under the Company's Restated 1999 Stock Incentive Compensation Plan (the "Plan").

The terms of the Option are as set forth in this Agreement and in the Plan (located on the company's aQuanet under the Human Resources group, Stock | ESPP page). The Plan is incorporated by reference into this Agreement, which means that this Agreement is limited by and subject to the express terms and provisions of the Plan. Capitalized terms that are not defined in this Agreement have the meanings given to them in the Plan.

The most important terms of the Option are summarized as follows:

            GRANT DATE/ NUMBER:
            NUMBER OF SHARES:
            EXERCISE PRICE:
            EXPIRATION DATE:
            VESTING BASE DATE:
            TYPE OF OPTION:           Nonqualified Stock Option

VESTING AND EXERCISABILITY: The Option will vest and become exercisable according to the following schedule:

                                                       PORTION OF TOTAL OPTION
       PERIOD OF CONTINUOUS SERVICE                            WHICH IS
          FROM VESTING BASE DATE                        VESTED AND EXERCISABLE
One year from Vesting Base Date                                   5%
Quarterly vesting installments of 1.25% in year two               5%
Quarterly vesting installments of 2.5% in year three             10%
Quarterly vesting installments of 3.75% in year four             15%
Quarterly vesting installments of 6.25% in year five             25%
Quarterly vesting installments of 10% in year six                40%
Six years from Vesting Base Date                                100%

TERMINATION OF OPTION: The unvested portion of the Option will terminate automatically and without further notice immediately upon termination (voluntary or involuntary) of your employment or service relationship with the Company or a Related Corporation. The vested portion of the Option will terminate automatically and without further notice on the earliest of the following dates:

            (a) three months after termination of your employment or service relationship with the Company or a Related Corporation for any reason other than Retirement, Disability or death;

            (b) one year after termination of your employment or service relationship with the Company or a Related Corporation by reason of Retirement, Disability or death; and

            (c) the Expiration Date;

except, that if the Company or a Related Corporation terminates your services for Cause, you will forfeit the unexercised portion of the Option, including vested and unvested shares, on the date you are notified of your termination. If you die while the Option is exercisable, the Option may be exercised until one year after the date of death or the Expiration Date, whichever is earlier.

IT IS YOUR RESPONSIBILITY TO BE AWARE OF THE DATE YOUR OPTION TERMINATES.

METHOD OF EXERCISE: You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state the election to exercise the Option and the number of shares of Common Stock for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of shares of Common Stock you are purchasing.

FORM OF PAYMENT: You may pay the Option exercise price, in whole or in part, in cash, by check or, unless the Plan Administrator determines otherwise, by (a) tendering (either actually or by attestation) mature shares of Common Stock (generally shares you have held for a period of at least six months) having a fair market value on the day prior to the date of exercise equal to the exercise price (you should consult your tax advisor before exercising the Option with stock you received upon the exercise of an incentive stock option); (b) if and so long as the Common Stock is registered under the Securities Exchange Act of 1934, as amended, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price, all in accordance with the regulations of the Federal Reserve Board; or (c) such other consideration as the Plan Administrator may permit.

WITHHOLDING TAXES: As a condition to the exercise of the Option, you must make such arrangements as the Company may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Company has the right to retain without notice sufficient shares of stock to satisfy the withholding obligation. Unless the Plan Administrator determines otherwise, you may satisfy the withholding obligation by electing to have the Company withhold from the shares to be issued upon exercise that number of shares having a fair market value equal to the amount required to be withheld (up to the minimum required federal tax withholding rate). The Company may also deduct from the shares to be issued upon exercise any other amounts due from you to the Company.

LIMITED TRANSFERABILITY: During your lifetime only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution, unless the Plan Administrator determines otherwise. The Plan provides for

                                                                               2

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exercise of the Option by a designated beneficiary or the personal representative of your estate.

REGISTRATION: At the present time, the Company has an effective registration statement with respect to the Option Shares. The Company intends to maintain this registration but has no obligation to do so. In the event that such registration ceases to be effective, you will not be able to exercise the Option unless exemptions from registration under federal and state securities laws are available; such exemptions from registration are very limited and might be unavailable. By accepting the Option, you hereby acknowledge that you have read and understand Section 15.3 of the Plan.

BINDING EFFECT: This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

LIMITATION ON RIGHTS; NO RIGHT TO FUTURE GRANTS; EXTRAORDINARY ITEM OF
COMPENSATION: By entering into this Agreement and accepting the grant of the Option evidenced hereby, you acknowledge: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (c) that all determinations with respect to any such future grants, including, but not limited to, the times when options will be granted, the number of shares subject to each option, the option price, and the time or times when each option will be exercisable, will be at the sole discretion of the Company; (d) that your participation in the Plan is voluntary; (e) that the value of the Option is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (f) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (g) that the vesting of the Option ceases upon termination of employment or service relationship with the Company for any reason except as may otherwise be explicitly provided in the Plan or this Agreement or otherwise permitted by the Plan Administrator; (h) that the future value of the underlying Option Shares is unknown and cannot be predicted with certainty; and (i) that if the underlying Option Shares do not increase in value, the Option will have no value.

Please execute the following Acceptance and Acknowledgment and return it to our Stock Plan Administrator at your earliest convenience.

                                          Very truly yours,

                                          AQUANTIVE, INC.

                                          ___________________

                                          (authorized signor)

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                          ACCEPTANCE AND ACKNOWLEDGMENT

I, the undersigned, accept the Option described in this Agreement and in the Plan, and acknowledge receipt of a copy of this Agreement and a copy of the Plan. I have read and understand the Plan.

Dated: _______________________________    _____________________________________

ID (masked to last 3 digits):

Option Date:
Option Number:

SCHEDULE OF OPTION GRANTS

NAME              GRANT DATE       NUMBER OF SHARES   EXERCISE PRICE   EXPIRATION DATE   VESTING BASE DATE
---------------   --------------   ----------------   --------------   ---------------   -----------------
Michael Galgon    March 17, 2005       350,000           $11.00        March 17, 2015     March 17, 2005
Clark Kokich      March 17, 2005       350,000           $11.00        March 17, 2015     March 17, 2005
Brian McAndrews   March 18, 2005       500,000           $10.77        March 18, 2015     March 18, 2005

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